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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of ChiRex Inc. on Form S-3 to register $100,000,000 worth of securities of our report dated February 4, 1998 included in ChiRex Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP

                                        Arthur Andersen LLP


December 10, 1998
Boston, Massachusetts